UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 13, 2012

JTH HOLDING, INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-54660 (Commission file number)	27-3561876 (IRS Employer Identification No.)

1716 Corporate Landing Parkway, Virginia Beach, Virginia (Address of principal executive offices)	23454 (Zip code)

Registrant’s telephone number, including area code (757) 493-8855

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Section 2 - Financial Information

Item 2.02.      Results of Operations and Financial Condition.

On June 14, 2012, JTH Holding, Inc. (the “Company”) issued a press release regarding its earnings for the fourth quarter and fiscal year ended April 30, 2012.  A copy of the release is being furnished as Exhibit 99.1 hereto and incorporated herein by reference.  In addition, on June 14, 2012 at 8:30 a.m. Eastern time, the Company will hold a teleconference for analysts, institutional investors and stockholders to discuss results for the fourth quarter and fiscal year ended April 30, 2012.

The information under Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 5 — Corporate Governance and Management

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On June 13, 2012, the Company entered into employment agreements with John T. Hewitt, the Company’s Chairman, Chief Executive Officer and President; Mark F. Baumgartner, the Company’s Chief Financial Officer; T. Rufe Vanderpool, the Company’s Chief Operating Officer; and an amended and restated employment agreement (each an “Agreement”) with James J. Wheaton, the Company’s General Counsel, Vice President of Legal and Governmental Affairs (each, a “Named Executive Officer”).   Each Agreement has a stated effective date of June 1, 2012.

The Agreements of Messrs. Hewitt, Baumgartner and Vanderpool provide for an initial term expiring April 30, 2014. Mr. Wheaton’s Agreement provides for an initial term expiring February 7, 2014. Each of the Agreements are automatically renewed for successive one-year terms, unless the Company or the Named Executive Officer gives the other written notice of non-renewal at least 90 days prior to the expiration of the term.

Under the Agreements, Messrs. Hewitt, Baumgartner, Vanderpool and Wheaton are entitled to annual base salaries of $469,000, $319,000, $257,000 and $331,000, respectively, effective June 1, 2012, subject to annual review and increase based on the Named Executive Officer’s performance during the preceding year and other relevant factors. The Named Executive Officers continue to be eligible to participate in the Company’s annual cash bonus plan.

The Named Executive Officers will be entitled to employee benefits generally available to all employees and certain other perquisites provided for in the Agreements.

Under the Agreements, each Named Executive Officer is entitled to certain payments if his employment is terminated by him for Good Reason (as defined under the Agreements), by the Company without Cause (as defined under the Agreements) or as a result of the Named Executive Officer’s Employment-Related Death or Disability (as defined under the Agreements).

Under the Agreements of Messrs. Hewitt, Baumgartner and Vanderpool, if the Named Executive Officer’s employment is terminated by him for Good Reason, by the Company without Cause or as a result of his Employment-Related Death or Disability, he is entitled to the following: (i) the payment of his base salary through the date of termination; (ii) the payment of an amount equal to his monthly base salary multiplied by 18; (iii) the payment of an amount equal to the pro-rated bonus to which he would have been entitled; (iv) the accelerated vesting of any incentive stock awards, including options, that were not vested as of the date of his termination; (v) continued coverage at the Company’s expense under any medical, dental, life insurance and disability policies for a period of 18 months, unless the Named Executive Officer becomes reemployed with another employer and is eligible to receive such welfare benefits from that employer; and (vi) any other amounts or benefits required to be paid to the Named Executive Officer or that he is eligible to receive under any plan, program, policy or practice or contract or agreement with the Company.

Under Mr. Wheaton’s Agreement, if his employment is terminated by him for Good Reason, by the Company without Cause or as a result of his Employment-Related Death or Disability, he is entitled to the following: (i) the payment of his base salary through the date of termination; (ii) the payment of an amount equal to his monthly base salary multiplied by (a) 24 if the date of termination is on or prior to February 7, 2014, (b) 12 if the date of termination is after February 7, 2014 but on or prior to February 7, 2016, or (c) 18 if the date of termination is after February 7, 2016; (iii) the payment of an amount equal to the pro-rated bonus to which he would have been entitled; except that if the date of termination is on or prior to February 7, 2014, then Mr. Wheaton would be entitled to the payment of an amount equal to two times the pro-rated bonus to which he would have been entitled; (iv) the accelerated vesting of any incentive stock awards, including options, that were not vested as of the date of his termination; (v) continued coverage at the Company’s expense under any medical, dental, life insurance and disability policies for a period of (a) 24 months following the date of termination if the date of termination is on or prior to February 7, 2014, (b) 12 months following the date of termination if the date of termination is after February 7, 2014 but on or prior to February 7, 2016, or (c) 18 months following the date of termination if the date of termination is after February 7, 2016, unless Mr. Wheaton becomes reemployed with another employer and is eligible to receive such welfare benefits from that employer; and (vi) any other amounts or benefits required to be paid to Mr. Wheaton or that he is eligible to receive under any plan, program, policy or practice or contract or agreement with the Company.

Under each of the Agreements, if the Named Executive Officer’s employment is terminated by him without Good Reason, upon his death, by the Company for Cause or due to his Disability (as defined under the Agreements), other than as a consequence of Employment-Related Death or Disability, the Named Executive Officer is only entitled to the payment of his salary through the date of termination.

Under each of the Agreements, if the Named Executive Officer’s employment is terminated as a result of his death or Disability (other than as a consequence of Employment-Related Death or Disability), he is entitled to his base salary through the date of his termination, as well as the pro-rata bonus to which he would have been entitled.

The Agreements contain customary confidentiality, non-competition and non-solicitation provisions.

The foregoing description of the Agreements is a summary of the material terms of the Agreements and is qualified in its entirety by reference to the Agreements, copies of which are attached to this Current Report on Form 8-K  as Exhibits 10.1, 10.2, 10.3 and 10.4 and are incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.      Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1         Employment Agreement dated June 13, 2012 by and between JTH Holding, Inc., JTH Tax, Inc. and John T. Hewitt.

10.2         Employment Agreement dated June 13, 2012 by and between JTH Holding, Inc., JTH Tax, Inc. and Mark F. Baumgartner.

10.3         Employment Agreement dated June 13, 2012 by and between JTH Holding, Inc., JTH Tax, Inc. and T. Rufe Vanderpool.

10.4         Amended and Restated Employment Agreement dated June 13, 2012 by and between JTH Holding, Inc., JTH Tax, Inc. and James J. Wheaton.

99.1         Press release dated June 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 14, 2012

JTH HOLDING, INC.

By:	/s/ James J. Wheaton
James J. Wheaton
General Counsel, Vice President of Legal and Governmental Affairs

EXHIBIT INDEX

Exhibit
Number	Exhibit

10.1	Employment Agreement dated June 13, 2012 by and between JTH Holding, Inc., JTH Tax, Inc. and John T. Hewitt.

10.2	Employment Agreement dated June 13, 2012 by and between JTH Holding, Inc., JTH Tax, Inc. and Mark F. Baumgartner.

10.3	Employment Agreement dated June 13, 2012 by and between JTH Holding, Inc., JTH Tax, Inc. and T. Rufe Vanderpool.

10.4	Amended and Restated Employment Agreement dated June 13, 2012 by and between JTH Holding, Inc., JTH Tax, Inc. and James J. Wheaton.

99.1	Press release dated June 14, 2012.